Exhibit 99

Snap-on Announces Second Quarter 2011 Results

Diluted EPS of $1.33;

Excluding arbitration settlement gain, diluted EPS of $1.14 up 46.2%;

Sales of $726.7 million up 12.2%

KENOSHA, Wis.--(BUSINESS WIRE)--July 21, 2011--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the second quarter of 2011.

  Sales of $726.7 million increased $79.1 million, or 12.2%, from 2010 levels; excluding $30.0 million of favorable foreign currency translation, organic sales increased 7.2%.
  Operating earnings before financial services of $98.8 million increased $19.8 million, or 25.1%, from 2010 levels and, as a percentage of sales, improved to 13.6% from 12.2% a year ago.
  Financial services operating earnings of $35.5 million included a previously disclosed $18.0 million arbitration settlement gain and continued higher earnings from the growing on-book finance portfolio; financial services operating earnings in the second quarter of 2010 were $1.7 million.
  Consolidated operating earnings of $134.3 million increased $53.6 million from 2010 levels; excluding the arbitration settlement gain, operating earnings of $116.3 million increased $35.6 million, or 44.1%, and improved to 15.4% of revenues from 12.2% last year.
  The higher than anticipated second quarter 2011 effective income tax rate of 34.0% is primarily attributable to the mix of earnings, including the tax impact of the arbitration settlement gain that is taxable in the United States.
  Net earnings in the second quarter of 2011 were $78.0 million or $1.33 per diluted share. Excluding the arbitration settlement, net earnings were $66.9 million, or $1.14 per diluted share, as compared with $45.3 million, or $0.78 per diluted share, in the second quarter of 2010.

“We are pleased with our financial results for the second quarter, which we believe further illustrate the strength of Snap-on’s value proposition to professional users performing critical tasks,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “As evidenced by the sales increases in the quarter, we continue to make substantial progress on our runways for coherent growth, and the improvement in our year-over-year operating income margin provides further testament to the power of Snap-on’s Value Creation Processes. As always, I thank our franchisees and associates worldwide for their ongoing dedication and contributions.”

Segment Results

Commercial & Industrial Group segment sales of $279.7 million in the second quarter increased $21.0 million, or 8.1%, from 2010 levels. Excluding $15.8 million of favorable foreign currency translation, organic sales increased 1.9%.

Operating earnings of $29.2 million in the period increased $3.7 million, or 14.5%, from 2010 levels, including $1.5 million from lower restructuring costs. As a percentage of sales, operating earnings of 10.4% in the second quarter increased from 9.9% a year ago.

Snap-on Tools Group segment sales of $299.0 million in the second quarter increased $34.5 million, or 13.0%, from 2010 levels. Excluding $7.4 million of favorable foreign currency translation, organic sales increased 10.0%.

Operating earnings of $46.2 million in the period increased $13.2 million, or 40.0%, from 2010 levels, including $2.3 million of favorable foreign currency effects. As a percentage of sales, operating earnings of 15.5% in the second quarter increased from 12.5% a year ago.

Repair Systems & Information Group segment sales of $234.5 million in the second quarter increased $28.6 million, or 13.9%, from 2010 levels, reflecting continued higher sales to repair shop owners and managers. Excluding $7.9 million of favorable foreign currency translation, organic sales increased 9.7%.

Operating earnings of $49.0 million in the period increased $9.0 million, or 22.5%, from 2010 levels. As a percentage of sales, operating earnings of 20.9% in the second quarter increased from 19.4% a year ago.

Financial Services operating earnings of $35.5 million in the second quarter of 2011 included an $18.0 million arbitration settlement gain from the settlement of a previously disclosed dispute with CIT Group Inc. Revenues of $30.3 million in the quarter compared to $13.9 million last year. Excluding the arbitration settlement gain, Financial Services operating earnings of $17.5 million in the second quarter of 2011 compared to $1.7 million last year, driven by continued growth of the on-book finance portfolio.

Corporate expenses of $25.6 million in the second quarter of 2011 increased $6.1 million from prior-year levels primarily due to anticipated higher pension expense.

Outlook

Snap-on anticipates that capital expenditures in 2011 will approximate $65 million, of which $33.3 million was spent in the first six months of 2011. Snap-on also expects to incur approximately $13 million of higher year-over-year pension expense in 2011 largely due to the amortization of investment losses incurred in 2008 related to its domestic pension plan assets. Snap-on now anticipates that its full year 2011 effective income tax rate will approximate 33.6%.

Conference Call and Webcast July 21, 2011, at 10:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, July 21, 2011, at 10:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit www.snapon.com/sna and click on the link toward the bottom of the page. Additional detail about Snap-on is also available on the Snap-on web site.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as customers in industry, government, agriculture, aviation and natural resources. Products and services are sold through the company’s franchisee, company-direct, distributor and Internet channels. Founded in 1920, Snap-on is a $2.6 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release contains statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 1, 2011, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010

Net sales	$726.7	$647.6	$1,420.4	$1,269.2
Cost of goods sold	(384.5)	(343.8)	(747.6)	(677.8)
Gross profit	342.2	303.8	672.8	591.4
Operating expenses	(243.4)	(224.8)	(486.7)	(440.7)
Operating earnings before financial services	98.8	79.0	186.1	150.7

Financial services revenue	30.3	13.9	56.1	23.6
Financial services expenses	(12.8)	(12.2)	(26.1)	(23.6)
Operating earnings from financial services
before arbitration settlement	17.5	1.7	30.0	-
Arbitration settlement	18.0	-	18.0	-
Operating earnings from financial services	35.5	1.7	48.0	-

Operating earnings	134.3	80.7	234.1	150.7
Interest expense	(16.3)	(13.2)	(32.6)	(27.2)
Other income (expense) – net	0.9	(0.8)	1.7	(0.5)
Earnings before income taxes and
equity earnings	118.9	66.7	203.2	123.0
Income tax expense	(39.8)	(20.3)	(67.0)	(39.3)
Earnings before equity earnings	79.1	46.4	136.2	83.7
Equity earnings, net of tax	0.8	0.5	1.7	1.2
Net earnings	79.9	46.9	137.9	84.9
Net earnings attributable to noncontrolling interests	(1.9)	(1.6)	(3.7)	(2.8)
Net earnings attributable to Snap-on Inc.	$78.0	$45.3	$134.2	$82.1

Net earnings per share attributable to Snap-on Inc.:
Basic	$1.34	$0.78	$2.31	$1.42
Diluted	1.33	0.78	2.29	1.41

Weighted-average shares outstanding:
Basic	58.2	58.0	58.2	57.9
Effect of dilutive options	0.6	0.3	0.5	0.4
Diluted	58.8	58.3	58.7	58.3

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010

Net sales:
Commercial & Industrial Group	$279.7	$258.7	$552.1	$505.7
Snap-on Tools Group	299.0	264.5	581.0	513.0
Repair Systems & Information Group	234.5	205.9	461.5	408.0
Segment net sales	813.2	729.1	1,594.6	1,426.7
Intersegment eliminations	(86.5)	(81.5)	(174.2)	(157.5)
Total net sales	$726.7	$647.6	$1,420.4	$1,269.2
Financial Services revenue	30.3	13.9	56.1	23.6
Total revenues	$757.0	$661.5	$1,476.5	$1,292.8

Operating earnings:
Commercial & Industrial Group	$29.2	$25.5	$60.8	$50.9
Snap-on Tools Group	46.2	33.0	83.3	60.0
Repair Systems & Information Group	49.0	40.0	91.8	77.0
Financial Services*	35.5	1.7	48.0	-
Segment operating earnings	159.9	100.2	283.9	187.9
Corporate	(25.6)	(19.5)	(49.8)	(37.2)
Operating earnings	$134.3	$80.7	$234.1	$150.7
Interest expense	(16.3)	(13.2)	(32.6)	(27.2)
Other income (expense) – net	0.9	(0.8)	1.7	(0.5)
Earnings before income taxes
and equity earnings	$118.9	$66.7	$203.2	$123.0

*	Financial Services' operating earnings for the three and six month periods ended July 2, 2011, includes an $18.0 million pretax arbitration settlement gain.

SNAP-ON INCORPORATED
Reconciliation of Non-GAAP Financial Measures
(Amounts in millions, except per share data)
(unaudited)

		Three Months Ended		Six Months Ended
		July 2,	July 3,	July 2,	July 3,
		2011	2010	2011	2010
AS REPORTED
	Net sales	$726.7	$647.6	$1,420.4	$1,269.2
	Financial services revenue	30.3	13.9	56.1	23.6
	Total revenues	$757.0	$661.5	$1,476.5	$1,292.8

PRO FORMA INFORMATION

1)	Operating earnings
	As reported	$134.3	$80.7	$234.1	$150.7
	Less: Arbitration settlement gain	(18.0)	-	(18.0)	-
	Excluding arbitration settlement gain	$116.3	$80.7	$216.1	$150.7

	Operating earnings as a percentage of total revenues
	As reported	17.7%	12.2%	15.9%	11.6%
	Excluding arbitration settlement gain	15.4%	12.2%	14.6%	11.6%

2)	Arbitration settlement gain
	As reported	$18.0	$-	$18.0	$-
	Income tax expense	(6.9)	-	(6.9)	-
	Arbitration settlement gain, net of tax	$11.1	$-	$11.1	$-

	Weighted-average shares outstanding - Diluted	58.8	58.3	58.7	58.3

	Diluted EPS - Arbitration settlement gain	$0.19	$-	$0.19	$-

3)	Net earnings attributable to Snap-on Incorporated
	As reported	$78.0	$45.3	$134.2	$82.1
	Less: Arbitration settlement gain, net of tax	(11.1)	-	(11.1)	-
	Excluding arbitration settlement gain	$66.9	$45.3	$123.1	$82.1

4)	Diluted EPS
	As reported	$1.33	$0.78	$2.29	$1.41
	Less: Diluted EPS - Arbitration settlement gain	(0.19)	-	(0.19)	-
	Excluding arbitration settlement gain	$1.14	$0.78	$2.10	$1.41

Snap-on is providing the above reconciliations of non-GAAP financial measures (excluding the $18.0 million pretax arbitration settlement gain recorded in the second quarter of 2011) disclosed in this earnings release as management believes that these non-GAAP measures provide a more meaningful year-over-year comparison of the company's 2011 operating performance.

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	July 2,	January 1,
	2011	2011

Assets
Cash and cash equivalents	$418.2	$572.2
Trade and other accounts receivable – net	452.2	443.3
Finance receivables – net	250.8	215.3
Contract receivables – net	45.5	45.6
Inventories – net	392.2	329.4
Deferred income tax assets	90.8	87.0
Prepaid expenses and other assets	86.2	72.7
Total current assets	1,735.9	1,765.5

Property and equipment – net	357.2	344.0
Deferred income tax assets	94.6	91.5
Long-term finance receivables – net	398.1	345.7
Long-term contract receivables – net	143.1	119.3
Goodwill	827.2	798.4
Other intangibles – net	193.0	192.8
Other assets	77.4	72.2
Total Assets	$3,826.5	$3,729.4

Liabilities and Shareholders' Equity
Notes payable and current maturities of long-term debt	$215.0	$216.0
Accounts payable	139.0	146.1
Accrued benefits	44.4	45.0
Accrued compensation	80.0	86.7
Franchisee deposits	41.5	40.4
Other accrued liabilities	251.1	346.9
Total current liabilities	771.0	881.1

Long-term debt	955.5	954.8
Deferred income tax liabilities	97.9	94.4
Retiree health care benefits	57.6	59.6
Pension liabilities	268.6	246.1
Other long-term liabilities	93.0	89.0
Total Liabilities	2,243.6	2,325.0

Shareholders' Equity
Shareholders' Equity attributable to Snap-on Inc.
Common stock	67.3	67.3
Additional paid-in capital	190.6	169.2
Retained earnings	1,740.8	1,644.1
Accumulated other comprehensive loss	(26.1)	(104.8)
Treasury stock at cost	(406.0)	(387.3)
Total Shareholders' Equity attributable to Snap-on Inc.	1,566.6	1,388.5
Noncontrolling interests	16.3	15.9
Total Shareholders' Equity	1,582.9	1,404.4
Total Liabilities and Shareholders' Equity	$3,826.5	$3,729.4

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Three Months Ended
	July 2,	July 3,
	2011	2010

Operating activities:
Net earnings	$79.9	$46.9
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	11.8	12.4
Amortization of other intangibles	6.5	5.9
Provision for losses on finance receivables	4.6	4.6
Provision for losses on non-finance receivables	2.5	5.6
Stock-based compensation expense	6.3	3.0
Excess tax benefits from stock-based compensation	(0.7)	-
Deferred income tax benefit	(8.0)	(12.8)
Loss on sale of assets	0.1	-
Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) decrease in trade and other accounts receivable	6.1	(0.9)
(Increase) decrease in contract receivables	(14.5)	(14.1)
(Increase) decrease in inventories	(20.5)	(14.0)
(Increase) decrease in prepaid and other assets	(13.5)	(16.2)
Increase (decrease) in accounts payable	(3.5)	7.6
Increase (decrease) in accruals and other liabilities	(70.8)	27.5
Net cash provided (used) by operating activities	(13.7)	55.5

Investing activities:
Additions to finance receivables	(133.4)	(135.6)
Collections of finance receivables	83.9	62.8
Capital expenditures	(14.7)	(6.6)
Acquisition of business	-	(7.7)
Disposal of property and equipment	2.5	1.7
Other	0.2	-
Net cash used by investing activities	(61.5)	(85.4)

Financing activities:
Proceeds from short-term borrowings	1.6	3.8
Repayments of short-term borrowings	(3.5)	(5.9)
Net increase (decrease) in other short-term borrowings	(0.5)	0.1
Purchase of treasury stock	(16.9)	-
Proceeds from stock purchase and option plans	14.5	11.0
Cash dividends paid	(18.6)	(17.6)
Excess tax benefits from stock-based compensation	0.7	-
Other	(2.1)	(1.9)
Net cash used by financing activities	(24.8)	(10.5)

Effect of exchange rate changes on cash and cash equivalents	0.9	(1.1)
Decrease in cash and cash equivalents	(99.1)	(41.5)

Cash and cash equivalents at beginning of period	517.3	472.3
Cash and cash equivalents at end of period	$418.2	$430.8

Supplemental cash flow disclosures:
Cash paid for interest	$(0.2)	$(0.5)
Net cash paid for income taxes	(63.2)	(42.5)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Six Months Ended
	July 2,	July 3,
	2011	2010

Operating activities:
Net earnings	$137.9	$84.9
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	24.2	24.7
Amortization of other intangibles	12.4	11.8
Provision for losses on finance receivables	6.4	8.0
Provision for losses on non-finance receivables	8.2	11.9
Stock-based compensation expense	12.2	6.0
Excess tax benefits from stock-based compensation	(2.0)	(0.2)
Deferred income tax benefit	(4.4)	(17.0)
Loss on sale of assets	0.1	-
Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) decrease in trade and other accounts receivable	(3.4)	(23.6)
(Increase) decrease in contract receivables	(22.0)	(24.8)
(Increase) decrease in inventories	(49.8)	(36.2)
(Increase) decrease in prepaid and other assets	(25.0)	(23.1)
Increase (decrease) in accounts payable	(9.8)	14.2
Increase (decrease) in accruals and other liabilities	(70.8)	29.3
Net cash provided by operating activities	14.2	65.9

Investing activities:
Additions to finance receivables	(261.6)	(246.3)
Collections of finance receivables	170.7	108.3
Capital expenditures	(33.3)	(12.3)
Acquisition of business	-	(7.7)
Disposal of property and equipment	2.7	1.8
Other	0.2	-
Net cash used by investing activities	(121.3)	(156.2)

Financing activities:
Repayment of long-term debt	-	(150.0)
Proceeds from short-term borrowings	11.2	10.2
Repayments of short-term borrowings	(12.0)	(11.7)
Net increase in other short-term borrowings	-	0.5
Purchase of treasury stock	(34.5)	-
Proceeds from stock purchase and option plans	26.3	13.0
Cash dividends paid	(37.5)	(35.0)
Excess tax benefits from stock-based compensation	2.0	0.2
Other	(4.2)	(3.9)
Net cash used by financing activities	(48.7)	(176.7)

Effect of exchange rate changes on cash and cash equivalents	1.8	(1.6)
Decrease in cash and cash equivalents	(154.0)	(268.6)

Cash and cash equivalents at beginning of year	572.2	699.4
Cash and cash equivalents at end of period	$418.2	$430.8

Supplemental cash flow disclosures:
Cash paid for interest	$(24.3)	$(28.7)
Net cash paid for income taxes	(71.9)	(52.7)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010

Net sales	$726.7	$647.6	$-	$-
Cost of goods sold	(384.5)	(343.8)	-	-
Gross profit	342.2	303.8	-	-
Operating expenses	(243.4)	(224.8)	-	-
Operating earnings before financial services	98.8	79.0	-	-

Financial services revenue	-	-	30.3	13.9
Financial services expenses	-	-	(12.8)	(12.2)
Operating earnings from financial services
before arbitration settlement	-	-	17.5	1.7
Arbitration settlement	-	-	18.0	-
Operating earnings from financial services	-	-	35.5	1.7

Operating earnings	98.8	79.0	35.5	1.7
Interest expense	(15.9)	(13.2)	(0.4)	-
Intersegment interest income (expense) – net	8.9	5.8	(8.9)	(5.8)
Other income (expense) – net	0.8	(0.9)	0.1	0.1
Earnings (loss) before income taxes and
equity earnings	92.6	70.7	26.3	(4.0)
Income tax (expense) benefit	(29.9)	(21.9)	(9.9)	1.6
Earnings (loss) before equity earnings	62.7	48.8	16.4	(2.4)
Financial services – net earnings (loss)
attributable to Snap-on Inc.	16.4	(2.4)	-	-
Equity earnings, net of tax	0.8	0.5	-	-
Net earnings (loss)	79.9	46.9	16.4	(2.4)
Net earnings attributable to noncontrolling interests	(1.9)	(1.6)	-	-
Net earnings (loss) attributable to Snap-on Inc.	$78.0	$45.3	$16.4	$(2.4)

*	Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Six Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2011	2010	2011	2010

Net sales	$1,420.4	$1,269.2	$-	$-
Cost of goods sold	(747.6)	(677.8)	-	-
Gross profit	672.8	591.4	-	-
Operating expenses	(486.7)	(440.7)	-	-
Operating earnings before financial services	186.1	150.7	-	-

Financial services revenue	-	-	56.1	23.6
Financial services expenses	-	-	(26.1)	(23.6)
Operating earnings from financial services
before arbitration settlement	-	-	30.0	-
Arbitration settlement	-	-	18.0	-
Operating earnings from financial services	-	-	48.0	-

Operating earnings	186.1	150.7	48.0	-
Interest expense	(31.9)	(27.2)	(0.7)	-
Intersegment interest income (expense) – net	16.7	9.6	(16.7)	(9.6)
Other income (expense) – net	1.6	(0.6)	0.1	0.1
Earnings (loss) before income taxes and
equity earnings	172.5	132.5	30.7	(9.5)
Income tax (expense) benefit	(55.6)	(43.3)	(11.4)	4.0
Earnings (loss) before equity earnings	116.9	89.2	19.3	(5.5)
Financial services – net earnings (loss)
attributable to Snap-on Inc.	19.3	(5.5)	-	-
Equity earnings, net of tax	1.7	1.2	-	-
Net earnings (loss)	137.9	84.9	19.3	(5.5)
Net earnings attributable to noncontrolling interests	(3.7)	(2.8)	-	-
Net earnings (loss) attributable to Snap-on Inc.	$134.2	$82.1	$19.3	$(5.5)

*	Snap-on Incorporated with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	July 2,	January 1,	July 2,	January 1,
	2011	2011	2011	2011

Assets
Cash and cash equivalents	$413.9	$462.6	$4.3	$109.6
Intersegment receivables	7.7	6.7	-	-
Trade and other accounts receivable – net	452.0	434.5	0.2	8.8
Finance receivables – net	-	-	250.8	215.3
Contract receivables – net	9.7	7.9	35.8	37.7
Inventories – net	392.2	329.4	-	-
Deferred income tax assets	89.4	82.4	1.4	4.6
Prepaid expenses and other assets	88.1	74.1	0.9	0.7
Total current assets	1,453.0	1,397.6	293.4	376.7

Property and equipment – net	356.3	343.0	0.9	1.0
Investment in Financial Services	129.6	134.4	-	-
Deferred income tax assets	90.5	75.7	4.1	15.8
Long-term finance receivables – net	-	-	398.1	345.7
Long-term contract receivables – net	8.3	8.4	134.8	110.9
Goodwill	827.2	798.4	-	-
Other intangibles – net	193.0	192.8	-	-
Other assets	78.4	72.8	0.4	0.5
Total Assets	$3,136.3	$3,023.1	$831.7	$850.6

Liabilities and Shareholders' Equity
Notes payable and current maturities of long-term debt	$215.0	$216.0	$-	$-
Accounts payable	136.8	129.6	2.2	16.5
Intersegment payables	-	-	7.7	6.7
Accrued benefits	44.3	45.0	0.1	-
Accrued compensation	78.1	83.4	1.9	3.3
Franchisee deposits	41.5	40.4	-	-
Other accrued liabilities	237.4	218.1	17.9	132.0
Total current liabilities	753.1	732.5	29.8	158.5

Long-term debt and intersegment long-term debt	307.3	418.8	648.2	536.0
Deferred income tax liabilities	97.8	94.3	0.1	0.1
Retiree health care benefits	57.6	59.6	-	-
Pension liabilities	268.6	246.1	-	-
Other long-term liabilities	69.0	67.4	24.0	21.6
Total Liabilities	1,553.4	1,618.7	702.1	716.2

Total Shareholders' Equity attributable to Snap-on Inc.	1,566.6	1,388.5	129.6	134.4
Noncontrolling interests	16.3	15.9	-	-
Total Shareholders' Equity	1,582.9	1,404.4	129.6	134.4
Total Liabilities and Shareholders' Equity	$3,136.3	$3,023.1	$831.7	$850.6
*	Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski, 262/656-6121
or
Media:
Richard Secor, 262/656-5561